Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
CLARCOR INC.
The CLARCOR 401(k) Retirement Savings Plan
We consent to the incorporation by reference in the Registration Statement No. 033-53899 of Clarcor Inc. on Form S-8 of our report dated June 25, 2008, appearing in this Annual Report on Form 11-K of the CLARCOR 401(k) Retirement Savings Plan for the year ended December 31, 2007.
Nashville, TN